COVENANT ECONET, INC.
                        SUBSCRIPTION AGREEMENT


Covenant EcoNet, Inc.
c/o Law Firm of Larson_Jackson, P.C., Escrow Agent
1500 K Street, NW, STE 900
Washington, DC 20005

Ladies and Gentlemen:

By signing this Subscription Agreement, and subject to the terms and conditions in this Subscription Agreement and the provisions of the
prospectus dated                      , 2001, (the "Prospectus") of
                 ---------------------
Covenant EcoNet (the "Company"), a Nevada corporation, I hereby subscribe for shares of common stock (the "Shares") of the Company in the aggregate investment amount set forth on the reverse side of this Subscription Agreement (my "Investment Amount"), and with this Subscription Agreement I enclose payment in an amount equal to such Investment Amount. I understand that such funds will be held by the Law Firm of Larson_Jackson as Escrow Agent (the "Escrow Agent"), and will be returned promptly, without interest or deduction earned on funds held in escrow, to me, in the event that at least 500,000 Shares are not subscribed for and the payments for at least 500,000
Shares are not made by              , 2001, or such other subsequent
                       -------------
date not later than            ,2001, as the Company may determine.
                   ------------
    1. Acceptance of Subscription. I understand and agree that the Company has the right, in its sole discretion, to accept or reject this subscription, in whole or in part. Subscriptions need not be accepted in the order received, and Shares may be allocated in the event of oversubscription.

    2. Right to Refund. I have the right to receive a refund of my investment for a period of five business days from the date I submit payment for the investment. Such request may be made in any fashion but, if made other than in an originally signed and written communication, must be confirmed with such a communication within fifteen business days after the date I submit payment.

    3. My Representations and Warranties. I represent to the Company and the Escrow Agent, and each officer, director, controlling person, and agent of the Company and Escrow Agent, that:

       (a) if an investment in the Company is being made by a corporation, partnership, trust, or estate, I have all right and authority, in my capacity as an officer, general partner, trustee, executor, or other Covenant Econet Subscription
       Agreement representative of the corporation, partnership, trust, or estate, as the case may be, to make such decision to invest in the Shares and to execute and deliver this Subscription Agreement on behalf of such corporation, partnership, trust, or estate, as the case may be, and this Subscription Agreement is a valid and binding agreement of such corporation, partnership, trust, or estate, enforceable in accordance with its terms;


       (b)    I have reached the age of majority in my state of residence;

       (c) I acknowledge I have received and carefully reviewed the Prospectus, as amended or supplemented, or both; and

       (d) if I am subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in making this investment I am aware of and have taken into consideration the prudence, diversification, and other fiduciary requirements of ERISA and have concluded that this investment is in compliance with such requirements; and

       (e) I have, upon my own initiative, inquired about and invested in the Company, and have not been solicited or induced in any way by an employee of the Escrow Agent.

    4. Indemnification. I agree to indemnify and hold harmless the Company and the Escrow Agent, each officer, director, controlling person, and agent of the Company and Escrow Agent, from and against any and all loss, claim, damage, liability, or expense, and any action in respect thereof, joint or several, to which any such person may become subject, due to or arising out of the falsity or inaccuracy of any representation, warranty or any other information provided herein, together with all reasonable costs and expenses (including attorneys' fees) incurred by any such person in connection with any action, suit, proceeding, demand, assessment, or judgment incident to any of the matters so indemnified against.

     5. Survival. All representations and warranties contained in this Subscription Agreement and the indemnification provisions contained in Section 4 of this Subscription Agreement shall survive (i) the acceptance of the subscription, (ii) changes in the transactions, documents, and instruments described in the Prospectus that are not material, and (iii) my death or disability.

     6. Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the District of Columbia.

     Under penalties of perjury, I certify that the information provided on this form is true, correct and complete.

Purchase Price of $1 per Share.  No minimum purchase amount.


Investment Amount $
                   -----------------------------------

Make check payable to "Covenant EcoNet, Inc. Escrow Account." Checks should be delivered with the signed and completed Subscription Agreement to Covenant EcoNet Inc., c/o Law Firm of Larson_Jackson, P.C., Escrow Agent, 1500 K Street, NW, STE 900, Washington, DC 20005.


INDIVIDUAL ACCOUNTS                         CUSTODIAL ACCOUNTS
Complete Sections 1,4, and                  Complete Sections 2,3,4,5
5 and sign below                            and sign below.


            MANNER IN WHICH TITLE IS TO BE HELD (CHECK ONE)

(1) INDIVIDUAL ACCOUNTS                (2) CUSTODIAL ACCOUNTS

[  ] A. Individual      [  ] F. Tenants by the       [  ] J. IRA         [  ] N. Pension
        Owner                   entirety (both
                                parties must
                                sign)

[  ] B. Joint tenants   [  ] G. Corporate            [  ] K. Keogh       [  ] O. Profit
        with right              Owner                        Plan                Sharing
        survivorship


[  ] C. Community       [  ] H. Partnership          [  ] L. Uniform
        Property                Owner                        Gifts to    [  ] P. Other
                                                             Minors Act

[  ] D. Separate        [  ] I. Other                [  ] M. Trust
                                                             (date est.
                                                              --------)

[  ] E. Tenants in
        common (all
        parties must
        sign)



                    State of
                            ------------------------------------
                    EACH CUSTODIAN(S) OR TRUSTEE(S) MUST SIGN

(3) Trustee(s) or
Custodian(s)         Name of each custodian (trustee)         Account #
                                                     ---------         ------
                     Street or PO Box
                                     ------------------------
                     City              State       Zip        Phone
                         -------------      -------   -------      ---------

Trustee or Custodian Tax ID Number --------------------------




Investor Name          Co-Investor Name
             ---------                   -------------------
Street or PO Box
                 -------------------------------------------
City              State        Zip        Phone
     -------------      -------   -------       -----------

Legal State of Residency
(if different from above)                                     U.S. Citizen
                                                              []Yes   []No
                        --------------------------
Social Security or
Tax ID Number for
IRS Reporting


Name of each custodian (trustee)         Account #
                                ---------         ---------
Street or PO Box
                ---------------------------------------
City              State       Zip        Phone
    -------------      -------   -------      ---------

Trustee or Custodian Tax ID Number -------------------------



I certify, under penalties of perjury, that: (1) the tax identification number shown on this application is correct and (2) I am NOT currently under IRS notification that part of my dividend and interest income is to be withheld as a result of my failure to report all dividend and interest income on my income tax return __ i.e. backup withholding. (Strike the word "NOT" above if you received IRS notification.)

SIGNATURE(S): Please read the entire Subscription Agreement before signing; names must be signed exactly as registered above; each investor is required to sign the investor's own Subscription Agreement unless signed by a trustee or custodian.

Investor's signature                                       Date
                     ----------------------------               -------------

Co-Investor's signature                                    Date
                     ----------------------------               -------------

Trustee or Custodian's                                     Date
signature            ----------------------------               -------------


Co-Trustee or
Co-Custodian's
Signature                                                 Date
                     ----------------------------               -------------
